Exhibit 99.1

CVR PARTNERS DECLARES 2012 FIRST QUARTER DISTRIBUTION OF 52.3 CENTS

Exceeds Distribution Guidance for 12 Months Ended March 31, 2012

SUGAR LAND, Texas (April 26, 2012) – CVR Partners, LP (NYSE: UAN), a master limited partnership and manufacturer of ammonia and urea ammonium nitrate (UAN) solution fertilizer products, today declared a cash distribution of 52.3 cents per common unit for the first quarter of 2012.

The distribution as set by the board of CVR GP, LLC, the general partner of CVR Partners, will be paid May 15, 2012, to unit holders of record on May 8, 2012.

This will be the fourth cash distribution paid by the partnership since its IPO in April 2011, and will result in cumulative cash distributions paid of $2.09 per common unit. This exceeds the company’s previous distribution guidance range of $2.00 to $2.05 per common unit for the 12 months ended March 31, 2012, and represents a 9 percent increase over its original distribution guidance of $1.92 per common unit for the same period.

CVR Partners previously announced that it will release its first quarter 2012 results on Tuesday, May 1, after the close of New York Stock Exchange trading. Chief Executive Officer Byron Kelley and other executives will host a teleconference call for analysts and investors on Wednesday, May 2, at 9:30 a.m. Eastern time.

The Earnings Conference Call will be broadcast live over the Internet at http://www.videonewswire.com/event.asp?id=86172. For investors or analysts who want to participate during the call, the dial-in number is (877) 869-3847. For those unable to listen live, the Webcast will be archived and available for 28 days at http://www.videonewswire.com/event.asp?id=86172. A repeat of the conference call can also be accessed by dialing (877) 660-6853, replay account 386, replay ID 391920.

CVR Partners’ 2012 first quarter earnings news release will be distributed via PR Newswire and posted at www.CVRPartners.com.

This release serves as a qualified notice to nominees and brokers as provided for under Treasury Regulation Section 1.1446-4(b). Please note that 100 percent of CVR Partners’ distributions to foreign investors are attributable to income that is effectively connected with a United States trade or business. Accordingly, the CVR Partners’ distributions to foreign investors are subject to federal income tax withholding at the highest effective tax rate.

This news release contains forward-looking statements. You can generally identify forward-looking statements by our use of forward-looking terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “seek,” “should,” or “will,” or the negative thereof or other variations thereon or comparable terminology. These forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond our control. For a discussion of risk factors which may affect our results, please see the risk factors and other disclosures included in our Annual Report on Form 10-K for the year ended Dec. 31, 2011, and any subsequently filed quarterly reports on Form 10-Q. These risks may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. Given these risks and uncertainties, you are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements included in this press release are made only as of the date hereof. CVR Partners undertakes no duty to update its forward-looking statements.

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About CVR Partners, LP

Headquartered in Sugar Land, Texas, with manufacturing facilities located in Coffeyville, Kan., CVR Partners, LP is a Delaware limited partnership focused primarily on the manufacture of nitrogen fertilizers. The CVR Partners nitrogen fertilizer manufacturing facility is the only operation in North America that uses a petroleum coke gasification process to produce nitrogen fertilizer and includes a 1,225 ton-per-day ammonia unit, a 2,025 ton-per-day urea ammonium nitrate unit, and a dual-train gasifier complex having a capacity of 84 million standard cubic feet per day of hydrogen.

For further information, please contact:

Investor Relations:

Wes Harris

281-207-3490

InvestorRelations@CVRPartners.com

Media Relations:

Angie Dasbach

913-982-0482

MediaRelations@CVRPartners.com